Exhibit 99.1

Pennant Reports First Quarter 2023 Results

Conference Call and Webcast scheduled for tomorrow, May 5, 2023 at 10:00 am MT

EAGLE, Idaho – May 4, 2023 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the first quarter of 2023, reporting GAAP diluted earnings per share $0.06 for the three months ended March 31, 2023. Pennant also reported adjusted diluted earnings per share of $0.13 for the quarter (1).

First Quarter Highlights

▪Total revenue for the quarter was $126.5 million, an increase of $12.6 million or 11.0% over the prior year quarter;

▪Net income for the first quarter was $1.9 million, an increase of $0.8 million or 82.4% over the prior year quarter, and adjusted net income of the first quarter was $3.8 million, an increase of $0.5 million or 15.6% over the prior year quarter;

▪Adjusted EBITDA was $7.9 million for the first quarter, an increase of $1.8 million or 28.8% over the prior year quarter; adjusted EBITDAR for the first quarter was $17.1 million, an increase of $1.9 million or 12.5% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the first quarter was $91.1 million, an increase of $10.6 million or 13.2% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDA from operations was $13.2 million for the first quarter, an increase of $0.5 million or 3.7% over the prior year quarter; segment adjusted EBITDAR from operations was $14.4 million for the first quarter, an increase of $0.5 million or 3.3% over the prior year quarter;

▪Total home health admissions were 10,910 for the first quarter, an increase of 728 or 7.1% over the prior year quarter; total Medicare home health admissions were 4,948 for the first quarter, an increase of 315 or 6.8% over the prior year quarter;

▪Total hospice admissions for the first quarter were 2,451, an increase of 42 or 1.7% over the prior year quarter, and an increase of 205 or 9.1% over the fourth quarter of 2022. Hospice average daily census for the first quarter was 2,439, an increase of 9.3% compared to the prior year quarter;

▪Senior Living Services segment revenue for the first quarter was $35.4 million, an increase of $2.0 million or 5.8% over the prior year quarter; average occupancy for the first quarter was 78.1%, an increase of 550 basis points over the prior year quarter, and average monthly revenue per occupied room for the first quarter was $3,846 an increase of $475 or 14.1% over the prior year quarter;

▪Same store(2) Senior Living Services segment revenue was $34.6 million for the first quarter, an increase of $4.5 million or 15.0% over the prior year quarter; same store senior living average occupancy for the first quarter was 79.1%, an increase of 370 basis points over the prior year quarter, and average monthly revenue per occupied room for the first quarter was $3,850 an increase of $397 or 11.5% over the prior year quarter;

▪Senior Living segment adjusted EBITDA from Operations was $2.2 million for the first quarter, an increase of $0.7 million or 42.2% over the prior year quarter; segment adjusted EBITDAR from operations for the first quarter was $10.2 million, an increase of $0.8 million or 8.6% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	“Same store Senior Living Services” is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

Operating Results

“We are pleased to report solid growth in the first quarter,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “We drove top-line growth in both segments and are focused on pushing that growth to the bottom line throughout the remainder of the year. The recovery in our senior living business continues to gather strength. Our leadership and acquisition pipelines are strong. Our first quarter performance puts us on track to meet our 2023 expectations.”

Mr. Guerisoli also commented on the Company’s improving cash position: “Our operations produced $9.0 million of cash in the first quarter. This cash generation improved our leverage ratios and positions us well to take advantage of an increasing number of attractive acquisition targets flowing our direction.” He noted that the Company had $3.0 million of cash on hand and $87.3 million available on its revolving line of credit, with a net debt-to-adjusted EBITDA ratio of 1.62x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.07x.

A discussion of the Company's use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Form 10-Q for the quarter ended March 31, 2023, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

Conference Call

A live webcast will be held tomorrow, May 5, 2023 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s first quarter 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 96 home health and hospice agencies and 51 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2023	2022

Revenue	$126,464	$113,910

Expense
Cost of services	102,602	90,261
Rent—cost of services	9,597	10,051
General and administrative expense	8,705	10,033
Depreciation and amortization	1,280	1,147
Loss on asset dispositions and impairment, net	—	92
Total expenses	122,184	111,584
Income from operations	4,280	2,326
Other income (expense):
Other income	30	3
Interest expense, net	(1,406)	(629)
Other expense, net	(1,376)	(626)
Income before provision for income taxes	2,904	1,700
Provision for income taxes	907	542
Net income	1,997	1,158
Less: net income attributable to noncontrolling interest	147	144
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$1,850	$1,014
Earnings per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.03
Weighted average common shares outstanding:
Basic	29,751	28,572
Diluted	30,147	30,143

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$2,952	$2,079
Accounts receivable—less allowance for doubtful accounts of $573 and $592, respectively	50,660	53,420
Prepaid expenses and other current assets	13,140	18,323
Total current assets	66,752	73,822
Property and equipment, net	26,947	26,621
Right-of-use assets	264,109	260,868
Deferred tax assets, net	1,372	2,149
Restricted and other assets	10,652	10,545
Goodwill	79,497	79,497
Other indefinite-lived intangibles	58,827	58,617
Total assets	$508,156	$512,119
Liabilities and equity
Current liabilities:
Accounts payable	$12,161	$13,647
Accrued wages and related liabilities	20,495	23,283
Operating lease liabilities—current	16,856	16,633
Other accrued liabilities	16,116	16,684
Total current liabilities	65,628	70,247
Long-term operating lease liabilities—less current portion	250,041	247,042
Other long-term liabilities	6,240	6,281
Long-term debt, net	57,023	62,892
Total liabilities	378,932	386,462
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,203 and 29,729 shares issued and outstanding, respectively, at March 31, 2023; and 30,149 and 29,692 shares issued and outstanding, respectively, at December 31, 2022	29	29
Additional paid-in capital	101,334	99,764
Retained earnings	23,134	21,284
Treasury stock, at cost, 3 shares at March 31, 2023 and 2022	(65)	(65)
Total Pennant Group, Inc. stockholders’ equity	124,432	121,012
Noncontrolling interest	4,792	4,645
Total equity	129,224	125,657
Total liabilities and equity	$508,156	$512,119

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Three Months Ended March 31,
	2023	2022

Net cash provided by (used in) operating activities	$8,996	$(4,071)
Net cash used in investing activities	(2,326)	(2,582)
Net cash (used in) provided by financing activities	(5,797)	5,090
Net increase (decrease) in cash	873	(1,563)
Cash beginning of period	2,079	5,190
Cash end of period	$2,952	$3,627

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$41,780	33.0%	$37,420	32.9%
Hospice	43,289	34.2	37,823	33.2
Home care and other(a)	6,010	4.8	5,232	4.5
Total home health and hospice services	91,079	72.0	80,475	70.6
Senior living services	35,385	28.0	33,435	29.4
Total revenue	$126,464	100.0%	$113,910	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended March 31,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$91,079	$80,475	10,604	13.2%

Home health services:
Total home health admissions	10,910	10,182	728	7.1%
Total Medicare home health admissions	4,948	4,633	315	6.8%
Average Medicare revenue per 60-day completed episode(a)	$3,504	$3,495	$9	0.3%
Hospice services:
Total hospice admissions	2,451	2,409	42	1.7%
Average daily census	2,439	2,232	207	9.3%
Hospice Medicare revenue per day	$183	$179	$4	2.2%

	Three Months Ended March 31,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$88,611	$80,475	$8,136	10.1%

Home health services:
Total home health admissions	10,488	10,182	306	3.0%
Total Medicare home health admissions	4,665	4,633	32	0.7%
Average Medicare revenue per 60-day completed episode(a)	$3,525	$3,495	$30	0.9%
Hospice services:
Total hospice admissions	2,388	2,409	(21)	(0.9)%
Average daily census	2,375	2,232	143	6.4%
Hospice Medicare revenue per day	$182	$179	$3	1.7%

	Three Months Ended March 31,
	2023	2022	Change	% Change
New agency(c) results:
Home health and hospice revenue	$2,468	$—	$2,468	—%

Home health services:
Total home health admissions	422	—	422	—%
Total Medicare home health admissions	283	—	283	—%
Average Medicare revenue per 60-day completed episode(a)	$2,923	$—	$2,923	—%
Hospice services:
Total hospice admissions	63	—	63	—%
Average daily census	64	—	64	—%
Hospice Medicare revenue per day	$185	$—	$185	—%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all communities purchased or licensed prior to January 1, 2022.
(c)	New agency results represent all agencies acquired on or subsequent to January 1, 2022 and all startup operations that have a start date or license date subsequent to January 1, 2022.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended March 31,
	2023	2022

Occupancy	78.1%	72.6%
Average monthly revenue per occupied unit	$3,846	$3,371

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$60,756	48.0%	$55,078	48.4%
Medicaid	17,631	14.0	15,394	13.5
Subtotal	78,387	62.0	70,472	61.9
Managed Care	17,126	13.5	14,036	12.3
Private and Other(a)	30,951	24.5	29,402	25.8
Total revenue	$126,464	100.0%	$113,910	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended March 31,
	2023	2022

Net income attributable to The Pennant Group, Inc.	$1,850	$1,014

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	144
Costs at start-up operations(b)	530	155
Share-based compensation expense(c)	1,419	2,440
Acquisition related costs and credit allowances(d)	32	—
Costs associated with transitioning operations(e)	99	181
Unusual, non-recurring or redundant charges (f)	398	37
Provision for income taxes on Non-GAAP adjustments(g)	(482)	(645)
Non-GAAP net income	$3,846	$3,326

Dilutive Earnings Per Share As Reported
Net Income	$0.06	$0.03
Average number of shares outstanding	30,147	30,143

Adjusted Diluted Earnings Per Share
Net Income	$0.13	$0.11
Average number of shares outstanding	30,147	30,143

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended March 31,
		2023	2022
	Revenue	$(2,607)	$(486)
	Cost of services	2,810	617
	Rent	322	24
	Depreciation	5	—
	Total Non-GAAP adjustment	$530	$155

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended March 31,
		2023	2022
	Cost of services	$688	$593
	General and administrative	731	1,847
	Total Non-GAAP adjustment	$1,419	$2,440

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

(e)	During the three months ended March 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations.

	During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
		Three Months Ended March 31,
		2023	2022
	Revenue	$—	$(3,336)
	Cost of services	47	2,579
	Rent	52	938
	Loss on asset dispositions and impairment	$—	$—
	Total Non-GAAP adjustment	$99	$181

(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

	Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $273 for the three months ended March 31, 2023, and $643 for the three months ended March 31, 2022.

(g)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.8% and 26.3% for the three months ended March 31, 2023 and 2022, respectively. This rate excludes the tax benefit of shared-based payment awards.

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended March 31,
	2023	2022

Consolidated net income	$1,997	$1,158
Less: Net income (loss) attributable to noncontrolling interest	147	144
Add: Provision for income taxes (benefit)	907	542
Net interest expense	1,406	629
Depreciation and amortization	1,280	1,147
Consolidated EBITDA	5,443	3,332
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	203	131
Share-based compensation expense(b)	1,419	2,440
Acquisition related costs and credit allowances(c)	32	—
Costs associated with transitioning operations(d)	47	(757)
Unusual, non-recurring or redundant charges(e)	398	37
Rent related to items (a) and (d) above	374	962
Consolidated Adjusted EBITDA	7,916	6,145
Rent—cost of services	9,597	10,051
Rent related to items (a) and (d) above	(374)	(962)
Adjusted rent—cost of services	9,223	9,089
Consolidated Adjusted EBITDAR	$17,139

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(c)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(d)	During the three months ended March 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(e)
Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $273 for the three months ended March 31, 2023, and $643 for the three months ended March 31, 2022.

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended March 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended March 31, 2023
Revenue	$91,079	$35,385	$—	$126,464
Segment Adjusted EBITDAR from Operations	$14,412	$10,241	$(7,514)	$17,139
Three Months Ended March 31, 2022
Revenue	$80,475	$33,435	$—	$113,910
Segment Adjusted EBITDAR from Operations	$13,948	$9,432	$(8,146)	$15,234

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended March 31,
	2023	2022

Segment Adjusted EBITDAR from Operations(a)	$17,139	$15,234
Less: Depreciation and amortization	1,280	1,147
Rent—cost of services	9,597	10,051
Other Income	30	3
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	203	131
Share-based compensation expense (c)	1,419	2,440
Acquisition related costs and credit allowances(d)	32	—
Costs associated with transitioning operations(e)	47	(757)
Unusual, non-recurring or redundant charges(f)	398	37
Add: Net loss attributable to noncontrolling interest	147	144
Consolidated Income from Operations	$4,280	$2,326

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) the costs associated with transitioning operations, (5) unusual, non-recurring or redundant charges, and (6) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(d)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(e)	During the three months ended March 31, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $273 for the three months ended March 31, 2023, and $643 for the three months ended March 31, 2022.

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended March 31,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$14,412	$13,948	$10,241	$9,432
Less: Rent—cost of services	1,323	1,262	8,274	8,789
Rent related to start-up and transitioning operations	(93)	(24)	(281)	(938)
Segment Adjusted EBITDA from Operations	$13,182	$12,710	$2,248	$1,581

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs and credit allowances, (f) net costs associated with transitioning operations, (g) usual or non-recurring charges and (h) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and and credit allowances, (h) redundant or non-recurring transition services costs, (i) costs associated with transitioning operations, (j) usual or non-recurring charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.